                                                                    Exhibit 5(a)

                                                                    May 25, 2004

The Cleveland Electric Illuminating Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Dear Ladies and Gentlemen:

         I am Associate General Counsel of FirstEnergy Corp., an Ohio corporation ("FirstEnergy"). This opinion is furnished to you in connection with the preparation and filing by The Cleveland Electric Illuminating Company, an Ohio corporation and a wholly owned electric utility operating subsidiary of FirstEnergy (the "Company"), with the Securities and Exchange Commission (the "Commission") on the date hereof of the registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") relating to the proposed exchange of any and all of its outstanding 5.65% Senior Notes due 2013 (the "Original Notes") for an equal principal amount of the Company's 5.65% Senior Notes due 2013 (the "Exchange Notes"). The Original Notes were, and the Exchange Notes will be, issued under the indenture, dated as of December 1, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee").

         In connection with this opinion, I or persons under my supervision have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, including the prospectus comprising a part thereof (the "Prospectus"), the Indenture, the Company's Amended Articles of Incorporation and the Company's Amended and Restated Code of Regulations. In addition, I or persons under my supervision have reviewed originals, or copies certified or otherwise identified to my satisfaction, of such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such review, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that

                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio.

                  2. The Exchange Notes have been duly authorized for issuance and, when duly executed by the Company, authenticated by the Trustee and delivered by the Company in exchange for an equal principal amount of Original Notes as contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to

         Rule 424 under the Act) and in accordance with the Indenture, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of good faith, fair dealing and reasonableness, and will be entitled to the benefits of the Indenture.

         Paragraph 2 above is subject to the Registration Statement's becoming effective with no stop order with respect thereto having been issued by the Commission and to the continued effectiveness of the order of the Public Utilities Commission of Ohio authorizing the issuance of the Exchange Notes and the Original Notes.

         In connection with this opinion, I have assumed that the authorization of any such Exchange Note will not have been modified or rescinded by the Board of Directors of the Company and there will not have occurred any change in law affecting the validity or enforceability of such Exchange Note prior to their issuance.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

         I am a member of the bar of the State of Ohio, and this opinion is limited to the laws of the State of Ohio. Insofar as the opinions expressed herein relate to matters governed by the laws of the State of New York or the Federal laws of the United States, I have relied upon the opinion of Pillsbury Winthrop LLP, special counsel for the Company, which is also being filed as an exhibit to the Registration Statement.

                                Very truly yours,

                                  /s/ Gary D. Benz
                                -------------------------
                                Gary D. Benz

                                       2